UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On October 20, 2015, Cheniere Energy, Inc. (“Cheniere”) revised its corporate presentation. The revised presentation is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.
In order to address certain public comments recently made regarding EBITDA estimates and project-level debt for the liquefaction facilities under construction in Cameron Parish, Louisiana (the “Sabine Pass Liquefaction Project”) and Corpus Christi, Texas (the “Corpus Christi Liquefaction Project”), as well as to address additional inquiries we have received from investors regarding estimated maintenance capital costs, we provide the following for clarification.

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EBITDA from Cheniere Energy Partners, L.P. (“Cheniere Partners”) and the Corpus Christi Liquefaction Project following completion of the seven liquefaction trains under construction, on a consolidated basis, is currently estimated to be approximately $4.3 billion per year and is described as follows. In aggregate, the fixed fee revenue from third-party liquefaction sale and purchase agreement (“SPA”) customers will total $4.3 billion per year. In addition, we would anticipate revenue of approximately $0.6 billion relating to sales of the approximately 4 mtpa of excess volumes to be sold on a shorter-term basis, if all volumes were sold based on today’s market prices. These estimates are being provided as a market snapshot based on today’s current market prices for LNG in Europe and natural gas in the U.S. based on Henry Hub. Results will ultimately be dependent on market prices when sold. Estimates also include $0.4 billion of revenue for gas receipts expected to be received from SPA customers for LNG purchases. Estimated operating, general and administrative, pipeline and maintenance costs across the seven trains aggregate approximately $1.5 billion. The EBITDA contribution from Sabine Pass LNG, L.P., a wholly-owned subsidiary of Cheniere Partners, is expected to be approximately $0.5 billion.

On a deconsolidated basis net of minority interest, including management fees and subtracting general and administrative costs and interest expense at the project level, net cash flows at Cheniere on a standalone basis is currently estimated to be approximately $1.6 billion per year at such time based on its ownership in the various entities described as follows. The Sabine Pass Liquefaction Project is owned by a subsidiary of Cheniere Partners and the Corpus Christi Liquefaction Project is owned by a subsidiary of Cheniere. Cheniere is expected to receive distributions related to the Sabine Pass Liquefaction Project through its general partner interest in Cheniere Partners and its 80.1% interest in Cheniere Energy Partners LP Holdings, LLC, which owns a 55.9% limited partner interest in Cheniere Partners. Cheniere is expected to receive all of the distributions related to the Corpus Christi Liquefaction Project due to its 100% indirect ownership.

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Total debt at Cheniere is estimated to be approximately $24.6 billion, after assumed conversion of approximately $2 billion of current principal amount of convertible notes outstanding. Project-level debt for the seven trains under construction on a combined basis is expected to be approximately $21.5 billion. Currently, Sabine Pass Liquefaction, LLC has approximately $8.5 billion of bonds outstanding and an additional $4.6 billion in committed credit facilities related to the Sabine Pass Liquefaction Project. Cheniere Corpus Christi Holdings, LLC has approximately $8.4 billion of committed credit facilities related to the Corpus Christi Liquefaction Project. Estimated EBITDA from the Sabine Pass Liquefaction Project represents approximately 300% interest coverage and estimated EBITDA from the Corpus Christi Liquefaction Project represents over 250% interest coverage. Project-level debt related to the regasification facilities at Sabine Pass LNG, L.P. is approximately $2.1 billion and debt related to the Creole Trail Pipeline is $0.4 billion. All of this debt is non-recourse to Cheniere. Cheniere currently has approximately $2.6 billion of convertible notes outstanding.

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Plant maintenance expenditures include planned inspections, maintenance and overhauls for all of the gas turbines and refrigerant compressors, planned maintenance for water supply/treatment infrastructure, supply of replacement parts, field labor and equipment for inspections and planned/unplanned maintenance, and preventative and predictive maintenance for facility equipment. We have entered into contract service agreements with third party vendors to provide maintenance services. Plant maintenance expenditures, which are included in our estimates as operating/maintenance expense items, are estimated to be approximately $175 million per year for Trains 1-5. The majority of the estimated maintenance costs relate to contract service agreements, of which the contract service agreement with GE for the gas turbines and refrigerant compressors represents approximately half of the estimate total, and other known scope and fee third party service and supply contracts represent another approximately 30%. The GE contract term is approximately twenty years and the other service agreements have terms of generally two to three years.

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All of these estimates are based on the seven liquefaction trains we currently have under construction. We have additional trains under development and expect to reach FID on additional trains upon obtaining additional SPAs with third parties and obtaining financing. For Train 3 of the Corpus Christi Liquefaction Project, we have obtained commitments for financing, including the debt portion through the fourth quarter 2015 and the equity portion through the second quarter 2016.

The information included in this Item 7.01 of Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
EBITDA and cash flows are non-GAAP measures. EBITDA is computed as total revenues less non-cash deferred revenues, operating expenses, assumed commissioning costs and state and local taxes. It does not include depreciation expenses and certain non-operating items. We have not made any forecast of net income, which would be the most comparable financial measure under GAAP, and we are unable to reconcile differences between forecasted non-GAAP measures and net income. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.
This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements regarding the ability of Cheniere Energy Partners, L.P. to pay distributions to its unitholders or Cheniere Energy Partners LP Holdings, LLC to pay dividends to its shareholders;

•	statements regarding Cheniere Energy, Inc.’s, Cheniere Energy Partners LP Holdings, LLC’s or Cheniere Energy Partners, L.P.’s expected receipt of cash distributions from their respective subsidiaries;

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statements that Cheniere Energy Partners, L.P. expects to commence or complete construction of its proposed liquefied natural gas (“LNG”) terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions thereof, by certain dates or at all;

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statements that Cheniere Energy, Inc. expects to commence or complete construction of its proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects by certain dates or at all;

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statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide, or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure, or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•
statements relating to the construction of our proposed liquefaction facilities and natural gas liquefaction trains (“Trains”), or modifications to the Creole Trail Pipeline, including statements concerning the engagement of any engineering, procurement and construction ("EPC") contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•
statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•	statements regarding our planned development and construction of additional Trains, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•
statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues, capital expenditures, cash flows and EBITDA, any or all of which are subject to change;

•	statements regarding projections of revenues, expenses, earnings or losses, working capital or other financial items;

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statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

These forward-looking statements are often identified by the use of terms and phrases such as “achieve,” “anticipate,” “believe,” “contemplate,” “develop,” “estimate,” “example,” “expect,” “forecast,” “goals,” “opportunities,” “plan,” “potential,” “project,” “propose,” “subject to,” “strategy,” “target,” and similar terms and phrases, or by use of future tense. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” in the Cheniere Energy, Inc. Annual Report on Form 10-K filed with the SEC on February 20, 2015, which are incorporated by reference into this Current Report on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these “Risk Factors.” These forward-looking statements are made as of the date of this Current Report on Form 8-K, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit

Number	Description

99.1*	Corporate Presentation October 2015.
_______________
*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: October 20, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1*	Corporate Presentation October 2015.
_______________
*Furnished herewith